Exhibit 5.1

NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939  •  FACSIMILE: +1.216.579.0212

June 8, 2020

FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

Re:	$300,000,000 of 1.600% Notes, Series A, due 2026 and

$450,000,000 of 2.250% Notes, Series B, due 2030 of FirstEnergy Corp.

Ladies and Gentlemen:

We are acting as counsel for FirstEnergy Corp., an Ohio corporation (the “Company”), in connection with the issuance and sale of $300,000,000 aggregate principal amount of the Company’s 1.600% Notes, Series A, due 2026 and $450,000,000 aggregate principal amount of the Company’s 2.250% Notes, Series B, due 2030 (collectively, the “Securities”), pursuant to the Underwriting Agreement, dated June 3, 2020 (the “Underwriting Agreement”), by and among the Company and Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and Scotia Capital (USA) Inc., acting as representatives of the several Underwriters named therein (in such capacity the “Representatives”). The Securities are being issued under the Indenture, dated as of November 15, 2001 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as supplemented by an Officer’s Certificate, dated June 8, 2020 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Securities will constitute valid and binding obligations of the Company.

For purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture, (ii) the Securities have been duly authenticated by the Trustee in accordance with the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

AMSTERDAM  •  ATLANTA  •  BEIJING  •  BOSTON  •   BRISBANE  •  BRUSSELS  •  CHICAGO  •  CLEVELAND  •  COLUMBUS  •  DALLAS  •  DETROIT

DUBAI  •  DÜSSELDORF  •  FRANKFURT  •  HONG KONG   •  HOUSTON  •  IRVINE  •  LONDON  •  LOS ANGELES  •  MADRID  •  MELBOURNE

MEXICO CITY  •  MIAMI  •  MILAN  •  MINNEAPOLIS   •  MOSCOW  •  MUNICH  •  NEW YORK  •  PARIS  •  PERTH  •  PITTSBURGH  •   SAN DIEGO

SAN FRANCISCO  •  SÃO PAULO  •  SAUDI ARABIA  •   SHANGHAI  •  SILICON VALLEY  •  SINGAPORE  •  SYDNEY  •  TAIPEI  •  TOKYO  •  WASHINGTON

FirstEnergy Corp.

June 8, 2020

The opinion expressed herein is limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations or judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the State of New York and the laws of the State of Ohio, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof and incorporated by reference into the Registration Statement on Form S-3 (Reg. No. 333-223472) (the “Registration Statement”), filed by the Company to effect the registration of the Securities under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day